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                                                                     EXHIBIT 7.1

                        COMMAND ACCOUNT MARGIN AGREEMENT

GENERAL INFORMATION ABOUT MARGIN

         A PRUDENTIAL SECURITIES INCORPORATED MARGIN ACCOUNT ALLOWS AN INVESTOR TO BORROW AGAINST THE VALUE OF THE ELIGIBLE SECURITIES IN THE ACCOUNT. A TRADITIONAL USE OF MARGIN IS TO PURCHASE OR SELL SECURITIES. MARGIN MAINTENANCE REFERS TO THE AMOUNT OF MARKET VALUE THAT AN INVESTOR IS REQUIRED TO MAINTAIN IN HIS ACCOUNT. IF THE VALUE OF THE SECURITIES IN AN INVESTOR'S ACCOUNT FALLS BELOW THE MARGIN MAINTENANCE REQUIREMENT AN INVESTOR IS SUBJECT TO A "MARGIN MAINTENANCE CALL," FROM PRUDENTIAL SECURITIES INCORPORATED. A MAINTENANCE CALL FROM PRUDENTIAL SECURITIES INCORPORATED ASKS THAT THE INVESTOR REPAY ALL OR PART OF THE INVESTOR'S DEBT IN CASH, OR DEPOSIT OR SELL A SUFFICIENT AMOUNT OF SECURITIES TO COVER THE MARGIN MAINTENANCE REQUIRED, WHICH SALE COULD RESULT IN A SUBSTANTIAL REALIZED LOSS TO THE INVESTOR. AN INVESTOR ENTERING INTO A MARGIN AGREEMENT AUTHORIZES PRUDENTIAL SECURITIES INCORPORATED TO LEND SECURITIES THAT PRUDENTIAL SECURITIES INCORPORATED MAY BE CARRYING ON MARGIN FOR THE INVESTOR. IN SOME INSTANCES SUCH LOANS MAY LIMIT AN INVESTOR'S ABILITY TO EXERCISE VOTING RIGHTS IN THE SECURITIES.

1. COMMAND ACCOUNT. I/we ("Client") hereby request that Prudential Securities Incorporated ("Prudential Securities") accept a Prudential Securities COMMAND Account ("COMMAND Account") application in Client's name as appears below. This Agreement sets forth the terms and conditions that govern the COMMAND Account to be provided to the Client, and in consideration of Prudential Securities accepting such COMMAND Account, Client hereby agrees to abide by all such terms and conditions, as of the date of execution.

THE VISA/CHECK ACCOUNT Client understands that, under the terms of this agreement, a COMMAND Account consists of a Prudential Securities margin account (the "Securities Account") which is linked to a choice of either an investment fund ("COMMAND Fund") or to the COMMAND Insured Income AccountSM ("CMIIA") as described in the COMMAND Program Description (the COMMAND Fund and the CMIIA together shall be known as Primary Investment Vehicle), plus a Visa(R) Gold Gard Account ("Visa Card Account") and COMMAND Checks ("Checks") provided by The Prudential Bank ("PB")*, with which Prudential Securities maintains an agreement. Under the terms of the Agreement between PB and Prudential Securities, the Visa Card Account may be opened, one or more Visa Gold Cards (the "Card") may be issued, and Checks may be provided for use in the COMMAND Account. The Visa Card Account and Checks shall be referred to as "Visa/Check Account."

TENANCY BY THE ENTIRETY ACCOUNTS For Tenancy by the Entirety Accounts, Clients specifically authorize each other to use the COMMAND Account to buy and sell securities, write checks and use the Visa Gold Card or otherwise use the assets of the COMMAND Account without the prior approval of the other.

FEES Client understands that Prudential Securities will charge the Client an annual fee for services provided hereunder by debiting Client's COMMAND Account. Such fee is paid in advance and set forth in the COMMAND Program Description, the receipt of which Client hereby acknowledges. Client will be informed of any fee changes in advance. Should Client's COMMAND Account be terminated for any reason, Client will not receive a refund of any portion of that annual fee.

SPECIAL ACCOUNTS Prudential Securities, in its discretion, may modify the conditions of the COMMAND program for special accounts and limited categories of clients.

         Prudential Securities investment advisory clients that participate in a Prudential Securities sponsored managed account program ("Advisory clients") and Employee Benefit Plan clients on whose behalf Prudential Securities files Form 1099-R with the Internal Revenue Service will not receive the features referenced in Section 3, below.

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         *The Prudential Bank means either the Prudential Bank & Trust Company or The Prudential Savings Bank F.S.B., each of which is a subsidiary of the Prudential Insurance Company of America.



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2.   THE SECURITIES ACCOUNT.

PRIMARY FUND AND AUTOMATIC DAILY SWEEP Client may use Client's Securities Account to purchase and sell securities, including options, on margin or otherwise. Concurrent with the opening of Client's COMMAND Account, Client will choose one of the COMMAND Funds or CMIIA as Client's Primary Investment Vehicle. Free credit cash balances in Client's Securities Account of $1 or more will be automatically invested or deposited, on a daily basis, in the Primary Investment Vehicle by means of a purchase order submitted to the Primary Fund or a deposit into CMIIA by Prudential Securities, in accordance with the terms of the COMMAND Fund's prospectus or the Program Description. In addition, Client may make manual purchases of shares of another Money Fund ("Secondary Money Fund") or manual deposits into CMIIA as a Secondary Investment Vehicle. The purchase price for shares of the COMMAND Funds will be the net asset value per share next determined after receipt by a COMMAND Fund of a purchase order. Ordinarily, Prudential Securities may place a purchase order to the COMMAND Funds for shares or make a deposit to the CMIIA on Client's behalf to enable Client to purchase COMMAND Fund shares and earn COMMAND Fund dividends or earn CMIIA interest prior to final collection of deposits received to Client's Securities Account. However, in certain situations a purchase order or deposit entered until free credit cash balances or cash in the form of Federal Funds becomes available to Prudential Securities. Prudential Securities may reasonably withhold access to the funds so advanced until Prudential Securities is satisfied that any and all deposits to Client's Securities Account have been collected.

DIVIDENDS/INTEREST The COMMAND Funds expect to declare dividends daily, as earned, on shares of a COMMAND Fund and will reinvest daily any such dividends in COMMAND Fund shares. Dividends will be credited directly to Clients' COMMAND Account on a monthly basis. Client understands that an investment in shares of the COMMAND Funds is not equivalent to a bank deposit. As with any investment in securities, the value of Client's investment may fluctuate. The shares of beneficial interest of the COMMAND Funds are maintained on the register of the COMMAND Fund. Certificates are not physically issued.

SECURITIES PROTECTION Securities in Clients' Account are protected by the Securities Investor Protection Corporation and additional similar protection is provided through insurance purchased by Prudential Securities. CMIIA balances and interest are insured through the depository institutions Federal Deposit Insurance Corporation coverage.

REDEEMING SHARES FROM PRIMARY INVESTMENT VEHICLE Shares and cash comprising Client's Primary Investment Vehicle will be redeemed (at net asset value) or withdrawn, automatically, to satisfy debit balances in Client's Securities Account. Next, shares and cash comprising Client's Secondary Investment Vehicle will be redeemed (at net asset value) or withdrawn, automatically, to satisfy debit balances in Client's Securities Account. Thereafter, Client's shares in other money market funds managed by Prudential Investment Fund Management LLC ("Prudential Money Funds") or balances in other insured income accounts will be redeemed at their net asset value or withdrawn, automatically, to satisfy debit balances in Client's Securities Account. If Client is eligible and elects the Monthly Automatic Payout feature, and/or the Cash Transfer Service feature, then the liquidation sequence set forth below in Section 3 will be applicable. No fee, commission or other charge will be made with respect to the purchase or redemption of COMMAND Fund or Prudential Money Fund shares or deposit to and withdrawal from CMIIA or other insured income accounts. Affiliates of Prudential Securities receive fees in connection with the operation of the COMMAND Funds. Administration, distribution and advisory fees will be paid by the COMMAND Funds as set forth in the COMMAND Fund prospectus. Client acknowledges receipt of the COMMAND Fund prospectus, which more fully describe the COMMAND Funds and the COMMAND Program Description, which describes the CMIIA.

3. THE PB VISA/CHECK ACCOUNT. Client hereby applies to PB for a Visa/Check Account and may request that Checks be provided and, if applicable, that one or more Visa Gold Cards ("Card") be issued for use with Client's Visa/Check Account. If a Card is issued, Client requests that a Personal Identification Number ("PIN") be issued as well so that Client may access Client's COMMAND Account through the Visa and/or Plus Automated Teller Machine ("ATM") Network. Client understands that Client's application for a Visa/Check Account is accepted by PB when a Card and PIN are issued to Client or Checks are provided, and is subject to applicable rules and regulations of Visa USA Inc. and Visa International. Client agrees that by signing, using, or permitting another to use the Checks, Card or PIN, Client will be bound by the following terms and conditions. Client will surrender any unused Checks and Card(s) and discontinue utilization of Client's Visa/Check Account immediately upon request of PB or Prudential Securities. Client understands that PB will open Client's Visa/Check Account in the name supplied to it by Prudential Securities, that

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information concerning transactions in Client's Visa/Check Account or the status of such account will be furnished to Client by Prudential Securities, and that billing error disputes or inquiries are to be directed to Prudential Securities.

AUTHORIZATION LIMIT Client may write Checks on the Visa/Check Account with PB, and/or may utilize the Visa Card. The Visa Card may be used by Client to make purchases of merchandise and services, to obtain cash advances (which a bank may limit to $5,000 or less per account per day), and to obtain cash through the Visa and/or Plus(R) ATM Network (which is limited to 5 withdrawals per day and a maximum total withdrawal of $1,000 per day; some institutions may have a lower limit). The aggregate amount available for such purposes (the "Authorization Limit") will be the total of (i) the uninvested free credit cash balance, if any, in the Securities Account pending investment in shares of the Primary Fund or deposit into CMIIA; (ii) the net asset value of Client's shares in the Primary Fund and Secondary Fund, the balance in CMIIA, the net asset value of Client's shares in Prudential Money Funds and balances in other insured income accounts, if any; and (iii) where applicable, the available margin loan value of any securities in Client's Securities Account. PB will notify Prudential Securities daily as to the amount of all Card purchases, cash advances and Check usage in Client's Visa/Check Account received and paid by PB, and Prudential Securities will promptly make payment to PB on Client's behalf for all Card purchases, cash advance and Check usage posted to Client's Visa/Check Account. Client understands that Client's Authorization Limit is instantaneously reduced (by the amount of all Card purchases, cash advance and Check usage) at the time PB is notified of any such use of the Card. However, Prudential Securities will not debit Client's Securities Account until the twenty-fifth day of each month or the prior business day if the twenty-fifth falls on a weekend or holiday for all Card purchases. Pending delayed debiting of Card purchases, Client may continue to trade securities in Client's Securities Account. However, Client may not dispose of assets in Client's COMMAND Account or any other account Client may have with Prudential Securities if such disposal will negatively affect Client's obligation to pay Prudential Securities for Card purchases. Shares in the COMMAND Funds, balances in CMIIA, shares in Prudential Money Funds or balances in other insured income accounts are not redeemed or withdrawn until Prudential Securities is notified of the Check or cash advance charge or until the monthly debit to Client's Securities Account for Card purchases is made. Prudential Securities will make payment to PB to the extent that sufficient funds may be provided first, from the free credit cash balance, if any, held in the Securities Account; and second, from the proceeds of redemption of Client's shares in the COMMAND Funds, or withdrawal of balance in CMIIA, or from the proceeds of redemption of Client's shares in the Prudential Money Funds or withdrawal of balances in other insured income accounts; and third, if applicable, should such sources prove insufficient, from margin loans made by Prudential Securities fro Client's Securities Account within the available margin loan value of the securities in the account. If Prudential Securities does advance such monies, such amount will be a loan by Prudential Securities to Client and will be secured by securities in any Prudential Securities account in which Client may have an interest. All Visa/Check Account transactions within Client's Authorization Limit will be paid to PB by Prudential Securities from and through Client's Securities Account, as provided by this Agreement and hereby authorized by Client. Since the amount so available is dependent upon the status of clearance of checks deposited by Client to the Securities Account as well as securities prices and the status of transactions in the Securities Account and the Visa/Check Account, it will fluctuate from day to day.

CREDIT If Prudential Securities extends credit to Client, interest will be charged from the day it makes payment to PB on Client's behalf at the same rate Prudential Securities generally charges for margin loans. Client acknowledges receipt of Prudential Securities's standard written statement of margin interest charges and other terms and conditions for margin accounts. Should these sources prove to be insufficient to satisfy all charges owing in the Visa/Check Account, PB may advance the balance of funds and will charge interest at a rate to be determined by PB for the time such Visa/Check Account is overdrawn. Any such amount, including interest, will be due and payable by Client to PB immediately.

VISA GOLD CARD The Visa Card may be used by Client to make purchases of merchandise and services, to obtain cash advances, and to obtain cash through the Visa and/or Plus(R) ATM Network. Whenever Client uses the Card to pay for merchandise or services, or to obtain a cash advance, Client will be required to sign a transaction draft as evidence of the transaction, which will be forwarded through card processing systems to PB for payment. Client's Card transaction receipts are only available upon individual request. The Card remains the property of PB and may be canceled by PB at any time without prior notice.

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4.   VISA SERVICE DISCLAIMER. Client understands that if Client is eligible and elects to receive a Card, Client will be provided with services and benefits outlined in the COMMAND Program Description and COMMAND Account Services & Visa Gold Benefits pamphlet furnished to Client (the "COMMAND Card Services"). Client acknowledges and agrees that these COMMAND Card Services are provided by Visa USA's third-party providers, or other service providers, over which Prudential Securities has no responsibility or control. Therefore, Prudential Securities expressly disclaims liability, and Client agrees that Prudential Securities shall have no liability, for any acts, omissions, claims, costs, losses, or damages arising from or relating to use by Client of the COMMAND Card Services or Visa USA's agents, employees and third-party providers or other service providers. In addition, Client understands that Client is responsible for the cost of certain COMMAND Card Services including, medical, legal transportation or other travel assistance services or goods provided.

5. LIABILITY. Client acknowledges that the Checks and/or Card(s) or PIN issued pursuant to this Agreement are for Client's exclusive possession and accordingly agrees to use reasonable care to safeguard them and limit access to them. Client agrees to assume liability for all transactions made by Client, or by an authorized person, through the use of the Checks and/or Card(s) or PIN in connection with Client's Visa/Check Account. Client also agrees to pay the reasonable costs and expenses of collection of any unpaid balance due on Client's COMMAND Account, including, but not limited to, attorneys' fees involved in such collection, to the extent provided by law. It is understood that, in the event of any unauthorized use of Client's Checks in connection with Client's Account, Client's Account will not be credited with interest on these misused funds for the period prior to reimbursement of these funds to Prudential Securities by PB.

6. PERIODIC REPORTS AND STATEMENTS. Client understands that each month Client will receive and review a transaction statement from Prudential Securities, which will detail: all purchases and cash advances that were made with the Card; Checks drawn against Client's Visa/Check Account; electronic funds transfers; securities bought or sold in Client's Securities Account, whether on margin or on a fully paid basis; margin interest charges, if any; the number of shares of the COMMAND Funds that were purchased or redeemed for Client; and deposits to and withdrawals from CMIIA. The amount of the annual fee that Prudential Securities charges for making the COMMAND Account available and any additional fees with respect to the operation of Client's Account will be indicated on the statement. Client authorizes Prudential Securities to act on Client's behalf to accept reorders for Checks and requests to stop payment on Checks, for which fees will be charged to Client's COMMAND Account. Fees may also be charged for Checks processed, as indicated in the prospectuses, and such fees will be indicated on the statement. If there is no transaction activity in Client's COMMAND Account, Prudential Securities reserves the right to send only quarterly transaction statements.

     Prudential Securities will not send out confirmations following purchases and redemptions of shares in the COMMAND Funds or receipts following deposits in or withdrawals from CMIIA. The statement, however, will describe all such transactions which took place during the preceding month.

     Client agrees to pay interest and service charges upon Client's accounts monthly at the prevailing rate as determined by Prudential Securities. Client understands that Client must carefully review the statements promptly after receipt and notify Prudential Securities of any errors in writing addressed to the Branch Manager of the Branch Office servicing Client's COMMAND Account within ten days after transmittal by Prudential Securities of the statement, or such statements shall be deemed conclusive.

7. TERMINATION OF COMMAND ACCOUNT. Client may terminate Client's COMMAND Account, including the Securities and Visa/Check Account, by notice at any time. Client will remain responsible for any charges to Client's Securities Account or Visa/Check Account whether arising before or after termination. Client understands that Prudential Securities may by notice terminate Client's COMMAND Account, including the Securities and Visa/Check Accounts, at any time at its discretion, including for reasons of Client's insolvency or any breach or default of this Agreement by Client. If Client's COMMAND Account is terminated either by Client or Prudential Securities, Client will destroy all unused Checks and Card(s) or promptly return to Prudential Securities. Client also understands that upon termination of Client's COMMAND Account, all pending Card purchases will be paid for by automatic debit of Client's COMMAND Account on the next business day, and any other Card usage or Checks presented for payment will be automatically paid from Client's COMMAND Account upon receipt by Prudential Securities. If Client's COMMAND Account is terminated, Prudential Securities may, and is hereby authorized to, redeem all shares of the COMMAND Funds owned by Client in Client's COMMAND Account and to withdraw any balance in CMIIA. Client agrees to pay Prudential Securities the reasonable costs and expenses of collection, including but not limited to

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attorneys' fees, for any debit balance in Client's Securities Account. The
Prudential Securities may, at its discretion, decline to accept any orders or deliver out Client's account or require that Client transfer Client's account. Client understands that if Client does not promptly transfer Client's account upon Prudential Securities' demand, the Prudential Securities reserves the right to liquidate positions in Client's account at its discretion.

8. MARGIN MAINTENANCE/LIQUIDATION. Client will maintain such margins, in Client's margin account, if applicable, as Prudential Securities may in its discretion require from time to time and will pay on demand any debit balance owing with respect to any of Client's accounts. Whenever in Prudential Securities's discretion it may deem it desirable for its protection (and without the necessity of a margin call), including but not limited to an instance where a petition in bankruptcy or for the appointment of a receiver is filed by or against Client, or an attachment is levied against any of Client's accounts, or in the event of notice of Client's death or incapacity, or in compliance with the orders of any Exchange, Prudential Securities may, without prior demand, tender, and without any notice of the time or place of sale, all of which are expressly waived, sell any or all securities , or commodities or contracts relating thereto of which Client's Securities Account or any other Prudential Securities account may be short, in order to close out in whole or in part any commitment on Client's behalf, and Prudential Securities may place stop orders with respect to such securities or commodities. Such sale or purchase may be made at Prudential Securities's discretion on any Exchange or other market where such business is then transacted, or at public auction or private sale with or without advertising. Neither any demands, calls, tenders or notices which Prudential Securities may make or give any one or more instances, nor any prior course of conduct or dealings between the parties, shall invalidate the aforesaid waivers on Client's part. Prudential Securities shall have the right to purchase for Prudential Securities's own account any or all of the aforesaid property at any such sale, discharged of any right of redemption, which is hereby waived.

     All transactions in any of Client's accounts are to be paid for or required margin deposited no later than 2:00 p.m. (ET) on the settlement date or at such earlier time as Prudential Securities shall require.

9. SHORT SALES/DELIVERIES. Client agrees that in giving orders to sell, all "short" sale orders will be designated as "short" by Client and all long sale orders will be designated as "long" by Client, and that the designation of a sell order as "long" is a representation on Client's part that Client owns the security and, if the security is not in Prudential Securities's possession, that it is not then possible to deliver the security to Prudential Securities forthwith, and Client will deliver it on or before the settlement date.

10. SECURITY INTEREST/HYPOTHECATION (PLEDGE). Any and all credit balances, monies, securities, commodities or contracts relating thereto, and all other property of whatsoever kind, including but not limited to, property belonging to Client, owed to Client, or in which Client may have an interest, held by Prudential Securities or carried for Client's accounts ("Client Property"), shall be subject to a general lien for the discharge of Client's obligations to Prudential Securities (including unmatured and contingent obligations) however arising and without regard to whether or not Prudential Securities has made advances with respect to such property. The Client Property without notice to Client may be carried in Prudential Securities's general loans and all securities may be pledged, repledged, hypothecated or re-hypothecated, separately or in common with other securities or any other property, for the sum due to Prudential Securities thereon or for a greater sum and without retaining in Client's possession and control for delivery a like amount of similar securities or other property. At any time and from time to time Prudential Securities may, in its discretion, without notice to Client, apply and/or transfer the Client Property, freely interchangeable between any accounts or in any account in which Client may have an interest. Prudential Securities is specifically authorized to transfer to Client's cash account on the settlement day following a purchase made in that account, excess funds available in any of Client's other accounts, including but not limited to any free balances in any margin account or in any non-regulated commodities account sufficient to make full payment of this cash purchase. Client agrees that any debit occurring in Client's Account or in any account in which Client may have an interest may be transferred by Prudential Securities at its option to Client's margin account. In return for Prudential Securities's extension or maintenance of credit in connection with Client's account, Client acknowledges that Prudential Securities and any succeeding firm are hereby authorized from time to time to lend separately or together with the property of others, either to Prudential Securities or to others, any property, together with any attendant rights of ownership, which Prudential Securities may be carrying for Client on margin. In connection with such loans, Prudential Securities may receive and retain certain benefits to which Client is entitled. In certain circumstances, such loan may limit, in whole or in part, Client's ability to exercise voting rights of the securities lent. This authorization shall apply to all accounts carried by

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Prudential Securities for Client and shall remain in full force until written notice is received by Prudential Securities at Prudential Securities's principal office in New York.

     By signing this agreement, Client acknowledges that Client's securities may be loaned to Prudential Securities or loaned out to others. By signing this agreement, Client further acknowledges that Client has received a copy of this agreement.

11. APPLICABLE RULES AND REGULATIONS. The COMMAND Account will be maintained pursuant to all applicable Federal and State laws, including the rules and regulations of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the New York Stock Exchange, Inc., and the national Association of Securities Dealers, Inc., as well as to the policies of Prudential Securities. All transactions for Client's COMMAND Account will be subject to the constitution, rules, regulations, customs and usages, as the same may be constituted from time to time, of the Exchange or market (and its clearing house, if any) where executed. No waiver of any provision of this Agreement shall be deemed a waiver of any other provision, nor a continuing waiver of the provision or provisions so waived.

     If any provision hereof is or at any time should become inconsistent with any present or future law, rule or regulation of any securities or commodities exchange or any sovereign government or a regulatory body thereof and if any of these bodies have jurisdiction over the subject matter of this Agreement, said provision shall be deemed to be superseded or modified to conform to such law, rule or regulation, but in all other respects this Agreement shall continue and remain in full force and effect.

12. PRESUMPTION OF RECEIPT OF COMMUNICATIONS. All notices and other communications pursuant to this Agreement, including reports, statements and margin calls, may be sent to Client at Client's address last given to Prudential Securities, or at such other address as Client may hereafter give Prudential Securities in writing, or to Prudential Securities, at its Branch Office servicing Client's Account. All notices and other communications shall be deemed given, if by personal delivery or facsimile transmission, on the date of such delivery or, if by mail, on the date of postmark when deposited, prepaid, in a US Post Office Box.

13. REPRESENTATIONS. Client is of full age and represents that Client is not an employee of any Exchange or of a Member Firm of any Exchange or the NASD other than Prudential Securities, and that Client will promptly notify Prudential Securities in writing if Client becomes so employed. Unless otherwise agreed in writing, Client agrees to pay commissions, charges, interest and fees at Prudential Securities' prevailing rates which may be changed from time to time without notice to the Client, and to pay Prudential Securities' reasonable attorneys' fees and interest at the highest lawful rate in Prudential Securities must take legal action to collect any amounts due from Client to Prudential Securities. Prudential Securities may require Client to prepay for any order. Client agrees to pay for all transactions no later than settlement date. Prudential Securities shall have a general lien on all properties Client may have on deposit with Prudential Securities either singly or jointly with another or otherwise and may, without notice to Client or Client's successors, at its discretion, liquidate or transfers any such property in order to satisfy any indebtedness Client may have to Prudential Securities or to relieve Prudential Securities of any risk of a deficit existing in any of Client's accounts. Client shall be liable for any remaining deficiency in any of Client's accounts. Prudential Securities may conduct all transactions for Client in accordance with the customs and usages of securities firms and of the various exchanges.

14. ACTS OF GOD. Client understands that Prudential Securities will not be liable for loss caused directly or indirectly by government restrictions, exchange or market rulings, suspension of trading, war, strikes, "Acts of God" or conditions beyond Prudential Securities's control.

15. CAPTIONS. Section captions have been inserted solely for the purpose of convenience in description and under no circumstances shall be deemed to qualify any of the rights set forth in the provisions.

16.  ARBITRATION/GOVERNING LAW

o    Arbitration is final and binding on the parties.

o The parties are waiving their right to seek remedies in court, including the right to jury trial.

o Pre-arbitration discovery is generally more limited than and different from court proceedings.

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o        The arbitrators' award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited.

o The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

         I agree that all controversies which may arise between us concerning any transaction (whether executed or to be executed within or outside of the United States), my account or this or any other agreement between us, whether entered into prior, on or subsequent to the date indicted on the signature page, shall be determined by arbitration. The arbitration may be before either the New York Stock Exchange, Inc. or the National Association of Securities Dealers, Inc. or any other self-regulatory organization of which Prudential Securities is a member, as I may elect and shall be governed by the laws of the State of New York. If I do not make such election by registered mail addressed to you at your main office within five (5) days after demand by you that I make such election, then you may make the election. Any notice in connection with such arbitration proceeding, may be sent to me by mail, and I hereby waive personal service. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction, without notice to me. No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; or (ii) the class is decertified; or (iii) the customer is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein. This Agreement shall be governed by the laws of the State of New York, and shall inure to the benefit of Prudential Securities's successors and assigns, and shall be binding on the undersigned, Client's representatives, attorneys-in-fact, heirs, executors, administrators and assigns.

17. SIGNATURE. Client hereby consents and agrees to all of the terms and conditions of the Agreement appearing above and as continued on the reverse side.

FOR CORPORATE ACCOUNTS ONLY: A resolution of Client's Board of Directors authorizing the opening of the COMMAND Account must be attached. Client further warrants to PSI that the officers signing below are authorized and empowered, for and on behalf of the corporation, pursuant to the resolution of the Board of Directors of a margin COMMAND Account with PSI with complete and full authority to act on behalf of the corporation, to receive and distribute funds, write and sign Checks, and make charges on Client's Visa Card on or against Client's Corporate COMMAND Account.

THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE ON PAGE 2, IN SECTION
16.


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Account Name (Please Print)

X
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Signature


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Account Name (If Joint Account)


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Signature

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